Exhibit 3.3 BCS/CD 515 (Rev. 03/07) MICHIGAN DEPARTMENT OF LABOR & ECONOMIC GROWTH BUREAU OF COMMERCIAL SERVICES Date Received (FOR BUREAU USE ONLY) This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document. Name La-Z-Boy Incorporated, Attn: James P. Klarr Address 1284 North Telegraph Road City State Zip Code Monroe MI 48162 EFFECTIVE DATE: Document will be returned to the name and address you enter above. If left blank document will be mailed to the registered office. CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION For use by Domestic Profit and Nonprofit Corporations (Please read information and instructions on the last page) Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate: 1. The present name of the corporation is: LA-Z-BOY INCORPORATED 2. The identification number assigned by the Bureau is: 090657 3. a. Article VIII of the Articles of Incorporation is amended by deleting its entire text and substituting the following text: [RESERVED FOR FUTURE USE] b. Section (2) of Article X of the Articles of Incorporation is amended to read in its entirety as follows: (2) The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. 4. Profit Corporation Only: The foregoing amendment to the Articles of Incorporation proposed by the board was duly adopted on the 20th day of August 2008, by the: (check one of the following) Shareholders at a meeting in accordance with Section 611(3) of the Act.  written consent of the shareholders having not less than the minimum number of votes, required by statute in accordance with Section 407(1) of the Act. Written notice to shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders is permitted only if such provision appears in the Articles of Incorporation.) written consent of all the shareholders entitled to vote in accordance with section 407(2) of the Act  board of a profit corporation pursuant to section 611(2). Profit Corporations and Professional Service Corporations Signed this 22nd day of August 2008. By: Kurt L. Darrow Its: President and Chief Executive Officer